Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Santa Clara, Calif.—May 9, 2022—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended April 2, 2022.

Q1 Highlights:

•	Achieved new 12-year record high in quarterly bookings and backlog for thin-film equipment

•	New orders totaled $67 million

•	Backlog increased to $87 million

•	Booked $54 million order for multiple 200 Lean® systems

•	Announced multi-year upgrade and refurbishment agreement valued at over $20 million

•

Completed significant amount of restructuring activities, which included streamlining the Company by eliminating one layer of senior management, as well as ceasing development and marketing activities in multiple growth initiatives

•	Limited the Company’s use of cash in Q1 to transaction-related costs, ending the quarter with total cash, cash equivalents, restricted cash, and investments of $117 million

“The first quarter of 2022 marked multiple important achievements for Intevac, which together build the foundation for future growth and profitability,” commented Nigel Hunton, president and chief executive officer. “With two major announcements of planned media capacity additions on our industry-leading 200 Lean platform, Intevac is firmly established as the market leader for advanced HDD media production, and the backlog and visibility in our core HDD business is the strongest we’ve seen in at least 12 years, and gives us confidence for the future.

“During my first few months as CEO, we have already completed a significant amount of our restructuring activities, which in the first quarter included the elimination of an entire layer of management and the disposal of equipment that will no longer be utilized. Additional growth potential beyond the HDD industry has now been focused solely on Intevac’s proprietary optically clear ballistic coatings, targeted at providing scratch protection and enhanced durability for multiple applications.” Mr. Hunton concluded, “We will continue our efforts to streamline the Company, make targeted R&D investments and build continued momentum toward our objective of significant revenue growth and a return to profitability in 2023.”

($ Millions, except per share amounts)	Q1 2022		Q1 2021
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$4.4	$4.4	$9.2	$9.2
Operating Loss	$(7.7)	$(5.0)	$(5.6)	$(5.5)
Net Loss	$(7.9)	$(5.0)	$(6.5)	$(5.5)
Net Loss per Diluted Share	$(0.32)	$(0.20)	$(0.27)	$(0.23)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (i) restructuring charges, (ii) fixed asset disposals associated with a restructuring program and (iii) discontinued operations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

First Quarter 2022 Summary

Revenues were $4.4 million, compared to $9.2 million in the first quarter of 2021, and consisted of HDD upgrades, spares and service. Revenues in first quarter of 2021 had included one MATRIX PVD system for advanced semiconductor packaging, as well as HDD upgrades, spares and service. Gross margin was 16.3%, compared to 23.1% in the first quarter of 2021. Operating expenses were $8.4 million, compared to $7.7 million in the first quarter of 2021. The operating loss of $7.7 million included $2.7 million of restructuring-related costs, including severance and loss on fixed asset disposals.

The net loss for the quarter was $7.9 million, or $0.32 per diluted share, compared to a net loss of $6.5 million, or $0.27 per diluted share, in the first quarter of 2021. The non-GAAP net loss for the first quarter of 2022 was $5.0 million, or $0.20 per diluted share, compared to a non-GAAP net loss of $5.5 million, or $0.23 per diluted share, in the first quarter of 2021.

Order backlog was $87.2 million on April 2, 2022, compared to $24.7 million on January 1, 2022 and $4.2 million on April 3, 2021. Backlog at April 2, 2022 included nine 200 Lean HDD systems. Backlog at January 1, 2022 included one 200 Lean HDD system and the prior year period’s backlog included solely HDD upgrades, spares and service.

The Company ended the quarter with $117.2 million of total cash, cash equivalents, restricted cash and investments and $125.8 million in tangible book value.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of restructuring charges, fixed asset disposals associated with a restructuring program and discontinued operations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13728744. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet at https://www.webcast-eqs.com/intevac20220509_en/en or on the Company’s investor relations website at https://ir.intevac.com/. For those unable to attend live, an archived webcast of the call will be available at the same link.

About Intevac

Founded in 1991, we are the world’s leading provider of hard disk drive (HDD) media processing systems. Over the last 15 years, we have delivered over 160 200 Lean® systems, which currently represent at least 65% of the world’s capacity for HDD disk media production. Today, we believe that all of the new media capacity additions for the HDD industry are being deployed on our 200 Lean platform. With over 30 years of leadership in designing, developing, and manufacturing high-productivity, thin-film processing systems, we also have opportunities to leverage our technology in additional applications, such as protective coatings for the display cover glass market.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean® is a registered trademark of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: the Company’s revenue growth potential and future financial performance. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to, global economic impacts of COVID-19 including shipment delays, availability of components, supply chain constraints and other disruptions related to COVID-19, and changes in market dynamics that could change the delivery schedule of our systems and upgrades, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	April 2, 2022	April 3, 2021
Net revenues	$4,445	$9,238

Gross profit	723	2,134

Gross margin	16.3%	23.1%

Operating expenses
Research and development	4,160	3,365
Selling, general and administrative	4,249	4,334

Total operating expenses	8,409	7,699

Total operating loss	(7,686)	(5,565)
Interest and other income	(8)	29

Loss before provision for income taxes	(7,694)	(5,536)
Provision for income taxes	26	32

Net loss from continuing operations	(7,720)	(5,568)
Net loss from discontinued operations	(135)	(936)

Net loss	$(7,855)	$(6,504)

Net loss per share
Basic and diluted – continuing operations	$(0.31)	$(0.23)
Basic and diluted – discontinued operations	$(0.01)	$(0.04)
Basic and diluted – net loss	$(0.32)	$(0.27)

Weighted average common shares outstanding
Basic and Diluted	24,800	24,033

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	April 2, 2022	January 1, 2022
	(Unaudited)	(see Note)
ASSETS
Current assets
Cash, cash equivalents and short-term investments	$106,975	$112,949
Accounts receivable, net	17,054	14,261
Inventories	8,908	5,791
Prepaid expenses and other current assets	1,778	1,827

Total current assets	134,715	134,828

Long-term investments	9,407	7,427
Restricted cash	786	786
Property, plant and equipment, net	3,372	4,759
Operating lease right-of-use-assets	3,966	4,520
Deferred income tax and other long-term assets	5,406	5,449

Total assets	$157,652	$157,769

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current operating lease liabilities	$3,188	$3,119
Accounts payable	3,915	5,320
Accrued payroll and related liabilities	3,319	5,505
Other accrued liabilities	2,971	3,665
Customer advances	15,320	2,107

Total current liabilities	28,713	19,716

Non-current liabilities
Non-current operating lease liabilities	2,854	3,675
Other long-term liabilities	270	363

Total non-current liabilities	3,124	4,038

Stockholders’ equity
Common stock ($0.001 par value)	25	25
Additional paid-in capital	198,935	199,073
Treasury stock, at cost	(29,551)	(29,551)
Accumulated other comprehensive income	371	578
Accumulated deficit	(43,965)	(36,110)

Total stockholders’ equity	125,815	134,015

Total liabilities and stockholders’ equity	$157,652	$157,769

Note: Amounts as of January 1, 2022 are derived from the January 1, 2022 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	April 2, 2022	April 3, 2021
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(7,686)	$(5,565)
Restructuring and other charges[1]	1,232	43
Loss on fixed asset disposals[2]	1,453	—

Non-GAAP Operating Loss	$(5,001)	$(5,522)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(7,855)	$(6,504)
Continuing operations:
Restructuring and other charges[1]	1,232	43
Loss on fixed asset disposals[2]	1,453	—
Income tax effect of non-GAAP adjustments[3]	—	—
Discontinued operations[4]	135	936

Non-GAAP Net Loss	$(5,035)	$(5,525)

Non-GAAP Net Loss Per Share
Reported net loss per share (GAAP basis)	$(0.32)	$(0.27)
Continuing operations:
Restructuring charges[1]	0.05	—
Loss on fixed asset disposals [2]	0.06	—
Discontinued operations[4]:	0.01	0.04
Non-GAAP Net Loss Per Share	$(0.20)	$(0.23)

Weighted average number of diluted shares outstanding	24,800	24,033

[1]

Results for the three months ended April 2, 2022 and April 3, 2021 include severance and other employee-related costs related to a restructuring program. Restructuring costs for the three months ended April 2, 2022 include $1.2 million for estimated severance and the related modification of certain stock-based awards.

[2]	The amount represents fixed asset disposals under the 2022 restructuring plan.
[3]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.

[4]	The amount represents discontinued operations of the Photonics business that was sold on December 30, 2021.